Exhibit 99.1

70 E. Long Lake Rd.
Bloomfield Hills, MI 48304
www.agreerealty.com

FOR IMMEDIATE RELEASE

Agree Realty Announces Record 2020 Investment Activity

Provides 2021 Investment Guidance and Capital Markets & Portfolio Update

Bloomfield Hills, MI, January 4, 2021 -- Agree Realty Corporation (NYSE: ADC) (the “Company”) today announced a summary of its record investment activity in 2020, provided acquisition and disposition guidance for 2021, and provided an update on its fourth quarter 2020 capital markets activities as well as December rent collections.

2020 Investment & Disposition Activity

Total real estate investment activity for 2020, inclusive of acquisition, development, and Partner Capital Solutions projects completed or currently under construction, amounted to a record of $1.36 billion. The properties are net leased to 47 industry-leading retail tenants operating across 20 sectors and are located in 40 states.

During the twelve months ended December 31, 2020, the Company acquired 317 retail net lease properties for total acquisition volume of approximately $1.31 billion. The acquisitions were completed at a weighted-average capitalization rate of 6.4% and had a weighted-average remaining lease term of 11.3 years. Approximately 83.6% of the annualized base rents acquired during the year were derived from investment grade retail tenants. Approximately 12.2% of annualized base rents acquired during the year were derived from ground leased assets.

Additionally, during the same period, the Company disposed of 17 assets for total gross proceeds of $49.4 million. The dispositions, which served to further diversify and strengthen the Company’s real estate portfolio, were completed at a weighted-average capitalization rate of 7.1%.

As of December 31, 2020, the Company’s portfolio generated over 67% of annualized base rents from investment grade retail tenants, representing an increase of more than 900 basis points since December 31, 2019. Properties ground leased to tenants accounted for more than 9% of annualized base rents.

2021 Investment & Disposition Outlook

The Company’s outlook for acquisition volume in 2021, which includes several significant assumptions, is between $800 million and $1.0 billion of retail net lease properties. The Company’s disposition guidance for 2021 is between $25 million and $75 million.

Capital Markets Update

On December 28, 2020, the Company settled the remaining 4,651,666 shares of its common stock under the April 2020 forward equity offering to Cohen & Steers, Inc. Upon settlement, the Company received net proceeds of approximately $266.7 million.

During the fourth quarter of 2020, the Company entered into forward sale agreements in connection with its at-the-market equity program to sell an aggregate of 1,501,210 shares of common stock at an average gross price of $66.85 per share, representing anticipated net proceeds of approximately $98.2 million after deducting fees and expenses and making certain other adjustments as provided in the equity distribution agreements.

At year end, the Company had 3,129,982 shares remaining to be settled under existing forward sale agreements, which are anticipated to raise net proceeds of approximately $203.2 million after deducting fees and expenses and making certain other adjustments as provided in the equity distribution agreements.

The following table presents the Company’s outstanding forward equity offerings as of December 31, 2020:

Forward Equity Offerings	Shares Sold	Shares Settled	Shares Remaining to Settle	Net Proceeds Received	Anticipated Net Proceeds Remaining
Q2 2020 ATM Forward Offerings	742,860	-	742,860	-	$47,255,448
Q3 2020 ATM Forward Offerings	885,912	-	885,912	-	$57,737,161
Q4 2020 ATM Forward Offerings	1,501,210	-	1,501,210	-	$98,218,182
Total Forward Equity Offerings	3,129,982	-	3,129,982	-	$203,210,791

December Rent Collections Update

As of December 31, 2020, the Company has received December rent payments from 99% of its portfolio and entered into deferral agreements with tenants representing less than 1% of December rents. December marks the fourth consecutive month the Company has received 99% of all contractual monthly rental obligations.

CEO Comments

“We are extremely pleased to have completed a historic and extraordinary year of record investment activity,” said Joey Agree, President and Chief Executive Officer. “I couldn’t be more pleased with the tremendous effort put forth by this fantastic team of professionals amidst the most challenging of circumstances. Our Company has never been better positioned to deliver superior risk-adjusted returns to our shareholders, while rethinking how retail is conducted in a post-pandemic omni-channel world. We look forward to continuing our mission in 2021 of building the highest quality real estate portfolio in the industry.”

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. As of December 31, 2020, the Company owned and operated a portfolio of 1,129 properties, located in 46 states and containing approximately 22.7 million square feet of gross leasable space. The Company’s common stock is listed on the New York Stock Exchange under the symbol “ADC”. For additional information, please visit www.agreerealty.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about projected financial and operating results, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Although these forward-looking statements are based on good faith beliefs, reasonable assumptions and the Company’s best judgment reflecting current information, you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional important factors, among others, that may cause the Company’s actual results to vary include the general deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.agreerealty.com.

The Company defines the “weighted-average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight-line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices.

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Contact:

Clay Thelen

Chief Financial Officer

Agree Realty Corporation

(248) 737-4190

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